Exhibit 10.46

TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Tenth Amendment to Credit and Security Agreement (this “Agreement”) is entered into and is dated as of September __, 2013, by and among Synergetics, Inc. and Synergetics USA, Inc., jointly and severally (the “Borrowers” and each individually a “Borrower”) and Regions Bank (the “Lender”).

RECITALS

A.           Lender and Borrowers entered into a Credit and Security Agreement dated as of March 13, 2006 (as amended, modified, restated or replaced from time to time, the “Loan Agreement”).

B.            Borrowers and Lenders desire to amend the Loan Agreement as hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers agree as follows:

1.                   Defined Terms.  Each term used herein without definition shall have the same meaning as set forth in the Loan Agreement.

2.                   Effectiveness of Agreement.   This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Borrower and Lender, and if the other items listed on Exhibit A attached hereto, if any, have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Lender.

3.                   Amendments.  The Loan Agreement is hereby amended as follows

3.1.       Section 1.2, “Primary Definitions,” is hereby amended by adding the following definition:

““Total Funded Debt” means without duplication, all Indebtedness of the Borrowers and their subsidiaries, determined on a consolidated basis, excluding trade payables.”

3.2.       Section 1.2, “Primary Definitions,” is hereby amended by deleting the definition of “Tangible Net Worth”.

3.3.       Section 1.2, "Primary Definitions," is hereby amended by modifying the following definitions:

““Applicable Percentage” means the percentage value of the Applicable LIBOR Rate Margin and the Unused Line Fee set forth in the table below with respect to each Leverage Ratio level identified in the first column of each row:

If the Leverage Ratio as of the last day of the prior fiscal quarter is:	The Applicable LIBOR Rate Margin is:	The Applicable Prime Rate Margin is:	The Unused Line Fee (see Section 2.17(b)) is:
Less than to 1.00	1.75%	0.00%	0.200%
Greater than or equal to 1.00	2.00%	0.00%	0.250	%”

““Equipment Purchase Loan Maturity Date" means September __, 2016.”

““Fixed Charge Coverage Ratio” means EBITDA minus unfinanced Capital Expenditures and cash taxes paid divided by Current Maturities of Long Term Debt plus interest expense plus distributions (including dividend distributions).”

““Notes” means the 2008 Amended and Restated Revolving Note, and the 2008 Equipment Purchase Note, as any such note may be further amended, modified, restated or replaced from time to time.”

““Leverage Ratio” means Total Funded Debt divided by EBITDA.”

““Termination Date" means September __, 2016.”

3.4.       2008 Equipment Purchase Loan.  Subsection 2.1B is hereby deleted in its entirety and replaced with the following:

“Section 2.1B  2008 Equipment Purchase Loan.  The Lender agrees, on the terms and subject to the conditions herein set forth, to make an equipment purchase loan (“2008 Equipment Purchase Loan”) and, pursuant thereto, to make advances thereunder from time to time through the date that is the earlier of (a) the date on which the aggregate of such advances total $1,000,000 or (b) the Equipment Purchase Loan Maturity Date, for the purpose of purchasing machinery and equipment.  The 2008 Equipment Purchase Loan shall be secured by the Collateral as provided in Article III hereof.  Borrowers will furnish Lender such documents and information as Lender may reasonably require in connection with each request for an advance hereunder.  Repayments of principal under the 2008 Equipment Purchase Loan will not be readvanced.  Each advance of the 2008 Equipment Purchase Loan shall be in amounts no greater than 80% of the actual net invoice amount of each item of equipment.  Following an advance on the 2008 Equipment Purchase Loan, the Borrower shall begin to repay each advance on the first day of the first calendar month following the 90th day after such advance, with each such advance being repaid based on a 36 month amortization, and together with accrued but unpaid interest thereon.  The 2008 Equipment Purchase Loan shall be evidenced by, and repayable with interest in accordance with, a 2008 Equipment Purchase Note (as amended, modified, restated or replaced from time to time, the “2008 Equipment Purchase Note”), under which the principal thereof shall be payable on the Equipment Purchase Loan Maturity Date.  The 2008 Equipment Purchase Loan shall bear interest as provided in Section 2.8(o) hereof.”

3.5.       Notes; Obligations Joint and Several.  Section 2.2 is hereby deleted in its entirety and replaced with the following:
“Section 2.2 Notes; Obligations Joint and Several.  All Advances made by the Lender under Section 2.1 hereof shall be evidenced by, and repayable with interest in accordance with, the 2008 Amended and Restated Revolving Note.  The principal of the Revolving Note shall be payable as provided herein and on the earlier of the Termination bate or acceleration by the Lender pursuant to Section 8.2 hereof, and shall bear interest as provided in Section 2.9 hereof.  The 2008 Term Loan has been repaid in full.  The 2008 Equipment Purchase Loan shall be evidenced by, and repayable with interest in accordance with, the 2008 Equipment Purchase Note, under which the principal thereof shall be payable as set forth therein.  All Obligations of Borrowers are their joint and several obligations.”

3.6.       2008 Equipment Purchase Loan Interest rate.  Subsection 2.8(o) is deleted in its entirety and replaced with the following:

“(o) The outstanding principal amount from time to time of the 2008 Equipment Purchase Note shall bear interest at the same interest rates as the Revolving Credit Loans.  Interest shall be due on the first day of each calendar month during which any amounts are outstanding under the 2008 Equipment Term Loan.”

3.7.       Reporting Requirements—Quarterly Financial Statements and Agings.  Subsections (b) and (c) to Section 6.1 are is hereby amended to read as follows in its entirety

“(b)            as soon as available and in any event within 45 days after the end of each fiscal quarter, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrowers as at the end of and for such fiscal quarter and for the fiscal year to date period then ended, prepared on a consolidating and consolidated basis, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous fiscal year, all prepared in accordance with GAAP; and accompanied by a certificate of the chief financial officer of the Borrowers, on the terms requested by Lender, stating (i) that such financial statements have been prepared in accordance with GAAP, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, (iii) whether or not any Borrower has changed (a) its corporate name; (b) the location of its chief executive office; (c) the location where the books and records relating to Accounts are located; or (d) its identity or structure (whether by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization, or otherwise) or has conducted business or owned any property under any name or conducted business or stored Equipment, Eligible Inventory or other property at any address not theretofore reported to the Lender and, if so, setting forth in reasonable detail the facts with respect thereto, and (iv) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Section 6.10 and Section 6.11 hereof on the form attached hereto as Exhibit C;”

“(c)            Intentionally Omitted;”

3.8.       Borrowing Base.  Subsection (d) to Section 6.1 is hereby amended to read as follows in its entirety

“(d) Intentionally Omitted;”
3.9.        Fixed Charge Coverage Ratio.  Section 6.10 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Section 6.10.  Minimum Fixed Charge Coverage Ratio.  Borrowers shall, as of the end of each fiscal quarter, beginning with the fiscal quarter ending October 31, 2013, maintain a Fixed Charge Coverage Ratio for the four fiscal quarters then ended of not less than the 1.25 to 1.00.”

3.10.    Leverage Ratio.  Section 6.11 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Section 6.11.  Maximum Leverage Ratio.  The Borrowers shall not, as of the end of each fiscal quarter, beginning with the fiscal quarter ending October 31, 2013, allow, permit or have their Leverage Ratio to be greater than 2.25 to 1.00.”

3.11.    Exhibit C to Loan Agreement.  Exhibit C - Form of Compliance Certificate to the Loan Agreement is deleted in its entirety and replaced with the Exhibit C attached hereto.

4.             Representations and Warranties.  Borrowers hereby jointly and severally covenant, represent and warrant to Lender as follows:

4.1.        This Agreement, the Loan Agreement and each other Loan Document have been duly and validly executed by each Borrower and constitutes the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.  No consents are necessary from any third parties for the Borrowers’ execution, delivery or performance of this Agreement, the Loan Agreement or any other Loan Document.  The Loan Agreement and each of the other Loan Documents remain in full force and effect and remain the valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.  Each Borrower hereby ratifies and confirms the Loan Agreement and each other Loan Document.

4.2.        After giving effect to this Agreement, no default or Event of Default has occurred or now exists under the Loan Agreement and no default or Event of Default will occur as a result of the effectiveness of this Agreement.

4.3.      The representations and warranties of each Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation and warranty is qualified by materiality, material adverse effect or a similar standard in which case such representation and warranty shall be true and correct in all respects on and as of the date hereof).

5.                   Release.  IN CONSIDERATION OF THE CONSENTS OF THE LENDER CONTAINED HEREIN, EACH BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER LENDER AND ANY OF ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, EMPLOYEES AND ATTORNEYS, PAST AND PRESENT, FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION, OF WHATEVER NATURE, WHETHER IN CONTRACT OR TORT, ACCRUED OR TO ACCRUE, CONTINGENT OR VESTED, KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO THE LOANS EVIDENCED BY THE LOAN AGREEMENT, LENDER’S ADMINISTRATION OF THE LOANS, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY OTHER ACTIONS TAKEN PURSUANT TO OR IN CONNECTION WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE AND THE FOLLOWING INDEMNITY RELATE ONLY TO ACTIONS OR INACTIONS OF LENDER THROUGH THE DATE HEREOF.  EACH BORROWER HEREBY FURTHER INDEMNIFIES AND HOLDS LENDER, AND ALL OFFICERS, DIRECTORS, SERVANTS, AGENTS, EMPLOYEES AND ATTORNEYS OF LENDER, PAST OR PRESENT, HARMLESS FROM ANY AND ALL SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION BY BORROWERS, OR ANYONE CLAIMING BY, THROUGH OR UNDER BORROWERS, SAID INDEMNITY TO COVER ALL LOSSES, EXPENSES INCURRED BY LENDER, ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, EMPLOYEES OR ATTORNEYS, PAST OR PRESENT, IN CONNECTION WITH ANY SUCH CLAIMS, DEMANDS, OR CAUSE OF ACTION, INCLUDING ALL ATTORNEYS’ FEES AND COSTS.

6.                   Payment of Costs/Expenses.  Without limiting the generality of provisions in the Loan Agreement relating to payment of Lender’s costs and expenses, Borrowers will pay all reasonable out-of-pocket expenses, costs and charges of attorneys to Lender in connection with the preparation and implementation of this Agreement.
7.                   Other Documents/Provisions to Remain in Force.  The Loan Agreement and each of the other Loan Documents and all indebtedness incurred pursuant thereto, shall remain in full force and effect and are in all respects hereby ratified and affirmed.  Borrowers have no defenses to their obligations under the Loan Agreement and the other Loan Documents, and the Obligations are due and owing to Lender without setoff or counterclaim.  The Security Interests of Lender under the Loan Agreement and the other Loan Documents secure all the Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement.  This Agreement does not create or constitute, and is not, a novation of the Loan Agreement and the other Loan Documents, and Borrowers hereby ratify and confirm the Obligations.  Until the Obligations are paid in full in cash and all obligations and liabilities of Borrower under this Loan Agreement and the Loan Documents are performed and paid in full in cash, Borrower agrees and covenants that they are respectively bound by the covenants and agreements set forth in the Loan Agreement, the other Loan Documents and in this Agreement.  Borrowers have no claim against Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

8.                   Successors and Assigns.  Subject to any restriction on assignment by the Borrowers set forth in the Loan Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.                   Section Titles; Recitals.  The Section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.  The Recitals to this Agreement are substantive in nature and are incorporated herein.

10.                Counterparts.  This Agreement may be executed m any number of counterparts, each of which shall constitute one and the same Agreement.  Signatures to this Agreement may be given by facsimile, PDF format or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

11.                Incorporation by Reference; Governing Law.  The Loan Agreement and all exhibits thereto, and the exhibits to this Agreement are incorporated herein by this reference.  This Agreement shall be governed by the laws of the State of Missouri without reference to conflicts of law principles thereunder.

12.                Customer Identification - USA PATRIOT Act Notice. Lender hereby notifies each of the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Person liable on or with respect to the Obligations, which information includes the name and address of the Borrowers and each such other Person and other information that will allow Lender to identify the Borrowers and each such other Person in accordance with the Act.

13.                Notice-Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 432.045 and Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THE CREDIT AGREEMENT, THE LOAN DOCUMENTS AND THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Each Borrower acknowledges that there are no other agreements between Lender and any Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

14.                Notice-Insurance.  The  following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

[Remainder of page intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, Lender and the Borrowers have caused this Agreement to be executed as of the date and year first above written.

BORROWERS:

SYNERGETICS, INC.

By:
Name:
Title:

SYNERGETICS USA, INC.

By:
Name:
Title:

LENDER:

REGIONS BANK

By:
Name:	Anne D. Silvestri
Title:	Senior Vice President

SIGNATURE PAGE TO TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

EXHIBIT A
TO TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

1.	This Tenth Amendment to Credit and Security Agreement.

2.	Second Amended and Restated 2008 Term Loan Note.

3.	Good Standing Certificate from the Secretary of State of Missouri with respect to Synergetics, Inc.

4.	Good Standing Certificate from the Secretary of State of Delaware with respect to Synergetics USA, Inc.

5.	Secretary’s or Assistant Secretary’s Certificate of Synergetics, Inc. certifying resolutions authorizing the execution, delivery and performance of the Tenth Amendment.

6.	Secretary’s or Assistant Secretary’s Certificate of Synergetics USA, Inc. certifying resolutions authorizing the execution, delivery and performance of the Tenth Amendment.

7.	UCC Searches with respect to Synergetics, Inc. from the Secretary of State of Missouri.

8.	UCC Searches with respect to Synergetics USA, Inc. from the Secretary of State of Delaware.
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EXHIBIT C
TO TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

TO:	REGIONS BANK

This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of,  (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among SYNERGETICS, INC., a Missouri corporation (“Synergetics”) and SYNERGETICS USA, INC., a Delaware corporation (“Synergetics USA”) (individually, a “Borrower” and together, the “Borrowers”), and Regions Bank.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

A.	I am the duly elected Chief Financial Officer of Borrowers.

B.	I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrowers during the accounting period covered by the attached Financial Statements.

C.	The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the representations and warranties of Borrowers contained in the Credit Agreement and other Loan Documents are true and correct.

D.	The attached Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).

E.	Borrowers are in compliance with all of the covenants in the Credit Agreement, including the financial covenants in Sections 6.10 and 6.11 and the schedule attached hereto, contains calculations based on Borrowers’ Financial Statements and other financial records that show Borrowers’ compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the schedules hereto, is executed and delivered this ___ day of ____________________, 200__

Print Name:
Title:
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Covenant Calculations
NOTE:  All Definitions are as set forth in the Credit Agreement.

1.	Leverage Ratio (Total Funded Debt divided by EBITDA):

As of the Quarter Ended	Required:
No more than 2.25:1.00

All Indebtedness (excluding Trade Payables)	$-
EBITDA	$-
Leverage Ratio

2.	Fixed Charge Coverage Ratio (EBITDA minus unfinanced Capital Expenditures and cash taxes paid divided by Current Maturities of Long Term Debt plus interest expense plus distributions (including dividend distributions).

12 Months Ended	Required:
No less than 1.25 to 1.00

Trailing Twelve Months Ended:

Consolidated Net After-Tax Income	$-
Plus:
Depreciation and Amortization Expense	$-
Interest Expense	$-
Taxes	$-
Other non-cash non-operating expense items	$-
Minus:
Unfinanced Capital Expenditures	$-
Cash Taxes Paid	$-

Numerator	$-

Current Maturities of Long Term Debt	$-
Interest Expense	$-
Distributions (including Dividend Distributions)	$-

Denominator	$-

Fixed Charge Coverage Ratio

Pamela G. Boone, EVP & CFO	Date:

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